UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934,AS AMENDED

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☐	Preliminary Information Statement
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UNITED ECOENERGY CORP.
(Name of Registrant as Specified in Its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

UNITED ECOENERGY CORP.
120 Wall Street
Suite 2401
New York, New York 10005

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of shares of common stock, par value $0.001 per share, of record at the close of business on October 21, 2009 of United EcoEnergy Corp., a Nevada corporation (the “Company”), in lieu of an Annual Meeting of the shareholders of the Company. This Information Statement is first being provided to our shareholders on or about October 29, 2009.

The corporate actions consist of the following:

1.           To elect the following five (5) nominees as directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified: Kelly T. Hickel, Richard D. Rifenburgh, Boris Rubizhevsky, Michael Weichnik and Jan E. Chason.

2.           To ratify the decision by our Audit Committee to retain Berman Hopkins Wright & Laham, CPAs, LLP as our independent registered accounting firm for the fiscal year that commenced on January 1, 2009

ONLY THE SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 21, 2009 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THESE ACTIONS. SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THESE MATTERS HAVE DELIVERED WRITTEN CONSENTS TO APPROVE THEM.  THESE APPROVALS ARE EFFECTIVE FORTY (40) DAYS AFTER THE POSTING OF THIS INFORMATION STATEMENT ON THE INTERNET AT HTTP://MATERIALS.PROXYVOTE.COM/910203.

BY ORDER OF THE BOARD OF DIRECTORS

New York, New York	By:	/s/ Kelly T. Hickel
October 29, 2009		Kelly T. Hickel
Chief Executive Officer

UNITED ECOENERGY CORP.

120 Wall Street

Suite 2401

New York, New York 10005

__________________

INFORMATION STATEMENT

___________________

This Information Statement contains information related to certain corporate actions of United EcoEnergy Corp., a Nevada corporation, and is expected to be mailed on or about October 29, 2009 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share of record at the close of business on October 21, 2009.

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify our shareholders, as of the close of business on October 21, 2009 (the “Record Date”), of shareholder action in lieu of an Annual Meeting of Shareholders, taken pursuant to the written consent of certain shareholders, referred to as the consenting shareholders. Specifically, the consenting shareholders have approved the following proposals: (i) the election of five members to the Board of Directors of the Company, to serve until the next Annual Meeting of Shareholders or until their successors are duly elected; (ii) the decision of the Audit Committee of the Board of Directors of the Company to appoint Berman, Hopkins, Wright & LaHam, CPAs & Associates, LLP, as the independent auditors for the Company for the year commencing January 1, 2009.  The consenting shareholders hold shares of Common Stock and are entitled to cast a number of votes equal to 60.2 % of the total voting capital stock on all matters submitted to the shareholders for approval, including the matters set forth in this Information Statement.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the record date are entitled to notice of each matter approved by the majority shareholders. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the majority shareholders are entitled to cast a number of shares equal to 60.2% of the total voting stock of the Company, no action by any other shareholders in connection with the proposals is required.

What Matters Did the Consenting Shareholders Approve?

The consenting shareholders, who hold 60.2 % of the total voting capital stock of the Company, hold a majority of the total voting capital stock required to vote on each matter. They have consented to the following matters:

For the election of the following five (5) nominees as directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified: Kelly T. Hickel, Richard D. Rifenburgh, Boris Rubizhevsky, Michael Weichnik and Jan E. Chason.

For the ratification of the decision by our Audit Committee to retain Berman Hopkins Wright & Laham, CPAs, LLP as our independent registered accounting firm for the fiscal year that commenced on January 1, 2009

What Actions Did the Board Of Directors Take?

The Board of Directors has approved each item in this Information Statement.

What Vote Is Required to Approve Each Proposal?

Each proposal required the approval of a majority of the outstanding shares of our common stock entitled to vote, voting as a single class.

Are there dissenters’ rights?

There are no dissenter’s rights available to any shareholder with respect to the matters consented to by a majority of the shareholders.

INFORMATION ON THE CONSENTING SHAREHOLDERS

A vote by the holders of at least a majority of our total voting capital stock is required to affect each of the actions described in this Information Statement. Each share of Common Stock is entitled to one (1) vote.

As of the Record Date, we had 66,124,415 shares of Common Stock issued and outstanding including 20,000,000 shares issued and held in escrow under the terms of the agreement for the acquisition of certain assets of Epic Wound Care, LLC . Therefore, a majority of the 66,124,415 total votes represented by the outstanding shares of voting stock of the Company is required to pass the shareholder resolutions.

Four shareholders who hold 60.2 % of the shares of Common Stock have consented to the proposals, and the number of shares of Common Stock within their voting control as of the Record Date is listed below.

Shareholder	Shares Held	Percentage of Total Vote (1)

Adam Mayblum (2)	7,254,603	11.0%
Patrick Donelan (2)	7,254,603	11.0
Enterprise Partners, LLC (2)	5,299,094	8.0
Members of Epic Wound Care, LLC and/or their designees (3)	20,000,000	30.2%
	39,808,300	60.2%

(1)
Based on a total of 66,124,415 common shares issued and outstanding at the Record Date, October 21, 2009. Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)
Adam Mayblum and Patrick Donelan, as co- managing partners, have voting control over the shares beneficially owned by Enterprise Partners, LLC. The address for Mr. Mayblum and Enterprise Partners, LLC. is 50 Andrew Lane, New Rochelle, NY 10804. The address for Mr. Donelan is 3570 Lakeview Drive, Del Ray Beach, FL 33445.

(3)	CF Consulting, LLC serves as the escrow agent for the 20,000,000 shares of Common Stock issued in connection with the acquisition of certain assets of Epic Wound Care, LLC.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table is based on 66,124,415 shares of Common Stock issued and outstanding on September 30, 2009 and sets forth based upon our knowledge of securities issued by us, certain information regarding the ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our voting power; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock. The address of each of the stockholders listed below except as noted is c/o United EcoEnergy Corp., 120 Wall Street, Suite 2401, New York, New York 10005.

Name of Beneficial Owner	Number of Equivalent Shares Beneficially Owned (1)		Voting Power (%)
Executive Officers and Directors: Interested parties:
Kelly T. Hickel	-		-
Jan E. Chason	-		-
Non-Interested Parties:
Boris Rubizhevsky	20,000		*
Michael Weichnik	20,000		*
Richard P. Rifenburgh	20,000		*
Current executive officers and directors as a group (5 persons)	60,000		*
Adam Mayblum	7,254,603	(2)	11.0
Patrick Donelan	7,254,603	(2)	11.0
Enterprise Partners, LLC	5,299,094	(2)	8.0
Members of Epic Wound Care, LLC and/or their designees	20,000,000	(3)	30.2

*   Represents less than 1%

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner.

(2)	Adam Mayblum and Patrick Donelan, as co- managing partners, have voting control over the shares beneficially owned by Enterprise Partners, LLC.

(3)
CF Consulting, LLC serves as escrow agent for 20,000,000 shares of stock of the Company issued under the terms of the acquisition of certain assets of Epic Wound Care, LLC. by the Company.  CF Consulting disclaims any beneficial interest in the shares held in escrow.

We have determined the number of shares beneficially owned by each stockholder under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after October 21, 2009 through the exercise of any stock option, warrant or other right. The inclusion in the above table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation of the Company Chairman of the Board, Chief Executive Officer and its other most highly compensated executive officers for the fiscal years ended
December 31, 2008, 2007 and 2006.

		ANNUAL COMPENSATION			LONG TERM COMPENSATION
					AWARDS		PAYOUTS
					RESTRICTED	SECURITIES
NAME AND PRINCIPAL	FISCAL	SALARY	BONUS	OTHER ANNUAL COMPENSATION	STOCK AWARD(S)	UNDERLYING OPTIONS/SARS	LTIP PAYOUTS	ALL OTHER COMP.
POSITION	YEAR	($)	($)	($)	($)	(#)	($)	($)

Stephen M. Siedow	2008	$-0-	None	None	None	None	None	$-0-
Former Chairman,	2007	$-0-	None	None	None	None	None	$-0-
President/CEO	2006	$-0-	None	8,120	None	None	None	$-0-

William K. Mackey	2008	$-0-	None	None	None	None	None	$-0-
Former Chairman/	2007	$-0-	None	57,500	None	None	None	$-0-
President	2006	NA	NA	75,000	NA	NA	NA	NA

Kelly T. Hickel	2008	$-0-	None	None	None	None	None	None
Chairman/CEO	2007	$-0-	None	None	None	None	None	$-0-
President/CEO	2006	$-0-	None	None	None	None	None	$-0-

From September 1, 2008 to August 31, 2009, management personnel were provided to the Company under an administration agreement with Enterprise Partners, LLC which provided   for monthly payments of  $26,250 in 2008 and 2009. The agreement was terminated, effective August 31, 2009 and unpaid amounts of $131,250 were forgiven  CF Consulting, LLC also received monthly payments of $6,250 to provide services as CFO and Chief Compliance Manager for the Company, and had designated Robert Hipple to provide these services in 2006, 2007 and 2008 and through September 2009.

The Company has no other agreement or understanding, express or implied, with any director or executive officer concerning employment or cash or other compensation for services.  Any new compensation arrangements with any officer or director of the Company will be adopted and approved by the independent Compensation Committee.

COMPENSATION PURSUANT TO PLANS

For the years ended December 31, 2008 and 2007 and through the date of this information statement, no director or executive officer has received compensation from the Company pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan of the Company.

The Company currently has in place an employee stock compensation plan and compensatory stock option plan adopted by the shareholders prior to 2006, but no shares have been authorized and no grants have been made under the plans.. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect.

INVESTMENT COMPANY INFORMATION

The Company has elected to be treated as a business development company under the Investment Company Act of 1940, which means it is treated as a closed end investment company under that Act.

Investment Adviser.  The Company does not currently have an outside investment adviser, and all investment decisions are made by our Investment Committee, made up of designated members of the board of directors.

In 2006, the Company entered into an investment advisory agreement with United EcoEnergy Advisors, LLC, which was owned equally by Adam Mayblum and Patrick Donelan. Under the terms of the Agreement, the Advisor provided investment advice and assistance to the Company with respect to locating, reviewing and investing in suitable portfolio investments by the Company recommended by the Investment Committee and assisted the Investment Committee in determining the value of its portfolio investments from time to time as required for reporting purposes.  The agreement was terminated in October 2009.

A copy of the Amended Investment Advisor Agreement with United EcoEnergy Advisors LLC is attached to the Proxy Statement filed with the SEC on June 19, 2006 as Appendix C

                No advisory fees were paid or accrued during the years ended December 31, 2008 and 2007 nor for the period through the date of this Information Statement.

Share Purchases.  No nominee for director of the Company has purchased or sold any shares of the stock of the Company since the beginning of the most recently completed fiscal year.

Interested Persons.  The proposed board of directors of the Company will be made up of five members, three of whom are deemed to be non-interested parties under Section 2(a) (19) of the 1940 Act, and two of whom, Kelly T. Hickel and Jan E. Chason, are considered to be interested persons by virtue of their positions as Chief Executive Officer and Chief Financial Officer, respectively, of the Company.  There are no family relationships among any members of the board of directors.

There are no arrangements or understandings between any nominee for election as a director and any other person pursuant to which he is to be elected as a director.  None of the non-interested nominees for positions as directors holds any positions with the Company other than as a member of the board of directors or a committee of the board, or in any investment adviser, underwriter or affiliated person of the Company, or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser, underwriter or affiliated person of the Company

No director or nominee for a position as a director who is an interested person has any interest in any investment adviser, underwriter or affiliated person of the Company, or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser, underwriter or affiliated person of the Company.

None of the persons nominated as a director of the Company owns any securities of any class of any investment adviser or underwriter, or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or underwriter of the Company.

None of the persons nominated as a director of the Company has or had any material interest, direct or indirect, in any transaction, or series of similar transactions, since the beginning of the last two full fiscal years of the Company, in which the Company, any officer of the Company, or any other person affiliated with the Company, including any investment advisers or underwriters, was a party or had any interest.

The Company maintains an Audit Committee made up of three non-interested members of the board of directors, which operates under a separate Audit Committee Charter.  The Company also maintains an Investment Committee, and a Nominating and Governance Committee. The Nominating and Governance Committee, which is made up of non-interested persons, currently will not consider nominees recommended by shareholders. The members of the committees of the board of directors will be selected at an organizing meeting immediately following the effective date of the actions to be taken as described in this Information Statement.

There were three meetings of the Board of Directors during 2008 and all Board members were in attendance. There were no meetings of the committees of the Board during this period.

There are no legal proceedings pending against the Company.

ACTIONS TO BE TAKEN

This Information Statement is issued to notify our shareholders of the actions taken by the holders of the majority of our outstanding shares, represented by four shareholders, in lieu of an annual meeting of the shareholders of the Company.. We are not asking you for a proxy, and we ask that you do not sent us a proxy

PROPOSAL 1 – ELECTION OF THE BOARD OF DIRECTORS
The Nominating Committee of our Board of Directors has recommended, and the Board of Directors has accepted the recommendation, that our Board be made up of the following five individuals:

Kelly T. Hickel
Richard P. Rifenburgh
Boris Rubizhevsky
Michael Weichnik
Jan E. Chason

Mr. Hickel, Mr. Rifenburgh, Mr. Rubizhevsky and Mr. Weichnik are all current members of the Board of Directors; Mr. Chason has been proposed as a new member of the Board of Directors and also serves as our Chief Financial Officer since October 7, 2009.  Mr. Hickel also is our current Chief Executive Officer and Mr. Rifenburgh serves as Chair of the Audit Committee.  The Consenting Shareholders have approved the decision to elect the named individuals as the Board of Directors of the Company to serve until the next Annual Meeting of the Shareholders and until their successors are duly elected and qualify.

KELLY T. HICKEL has been the Chief Executive Officer and a Director of the Company since June 2008.  He is also the Chief Executive Officer and a Director of Spring Creek Capital Corp. since  January 2009.  Mr.Hickel was Chairman of Paradise Music & Entertainment, Inc. from February 2001 until June 2006. Previously, Mr. Hickel was the turn-around President of Miniscribe Corp., a troubled Fortune 500 disk drive manufacturer, from 1989 to 1990. He was the President of the Maxwell Technology Information Systems Group from 1993 until 1997. Mr. Hickel was, Chairman and Chief Restructuring Office of The Tyree Company in Farmingdale, New York from 2005 to  2006. He is Managing Director of The Turnaround Group, LLC and Strategic Growth Associates, a Denver-based advisory firm, and CEO of Environmental Testing Laboratories, Inc Mr. Hickel is a graduate of Indiana University, with a Bachelors of Science, and has attended coursework at Columbia University.

RICHARD P. RIFENBURGH has served as a Director of the Company and Chairman of the Audit Committee since June 2008.  He is the Chairman of the Board of Moval Management Corporation a management consulting firm specializingin restoring financial distress since 1968.. From February 1989 until May 1991 Mr. Rifenburgh served as Chairman of the Board and Chief Executive Officer of Miniscribe Corporation. From 1987 to 1990 he was a General Partner at Hambrecht and Quist Venture Partners, a venture capital organization. From 1988 to 1990 he was Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc., a publicly-held company. From 1996 to 2002 he served on the Board of Directors of Tristar Corporation, a publicly-held manufacturer of cosmetics and fragrances that filed for bankruptcy in 2001. From 1992 to 2001 Mr. Rifenburgh served as a director of Concurrent Computer Corporation, a publicly reporting company.

BORIS RUBISHEVSKY has served as a Director of the Company since June 2008. Mr. Rubizhevsky founded NexGen Security Corporation, a consulting firm specializing in homeland security, biological and environmental products and technologiesIn 1992 Mr. Rubizhevsky co-founded Isonics Corporation (NASDAQ: ISON), a diversified international company s in life science, semi-conductor wafer services and homeland security products. Mr. Rubizhevsky was the from 1992 to 2003.. Before founding Isonics, Mr. Rubizhevsky spent more than ten years with General Electric Company in a number of international sales and marketing managerial positions.. Mr. Rubizhevsky holds a B.S. degree in engineering from the Stevens Institute of Technology.

MICHAEL WIECHNIK has been a Director of the Company since June 2008. Since 1976, Mr Wiechnik has held several key leadership positions in the State of New Jersey Department of Corections (DOC) including Chief of the Bureau of Correctional Systems, Chief of the Bureau of Classification and Identification Services. Currently Mr. Wiechnik is the driving force behind “Clean Energy” initiatives for the DOC; planning distributive (electric) generation projects utilizing renewable and sustainable alternative energy sources. Mr. Wiechnick received a Bachelor of Arts degree in Psychology from the College of New Jersey (formerly Trenton State College).

JAN E. CHASON has been the Cheif Financial Officer of the Company since October 7, 2009 and has served as Chief Financial Officer and Treasurer of Halcyon Jets Holdings, Inc. now Alliance Networks Communication Holdings, Inc., since April 2007. From February 2006 through September 2008, he was also Chief Financial Officer and Executive Vice President for Ckrush, Inc.  From 1996 through February 2006, Mr. Chason was the Chief Financial Officer or served in as a senior financial officer for Triathlon Broadcasting Company, The Marquee Group, Inc., Artist Group International LLC, Clear Channel Communications Inc. and Majesco Entertainment Company. Mr. Chason was also a partner at Ernst & Young LLP. Mr. Chason is a Certified Public Accountant and has a B.B.A. from City College of New York.

PROPOSAL 2:  APPOINTMENT OF INDEPENDENT ACCOUNTING FIRM

The Audit Committee has appointed Berman Hopkins Wright & LaHam CPAs, & Associates, LLP of Winter Park, Florida, as our independent auditors for the year 2009.  Berman Hopkins has served as our independent auditor since 2006.

Audit Fees.

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Berman Hopkins for the audit of our annual financial statements, and review of financial statements included in our Form 10-Qs and our Forms 10-K were: 2007: $10,749; and 2008: $11,082.

Audit-Related Fees.

The aggregate fees billed in each of the last two fiscal years for assurance and related services by Berman Hopkins that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees above: $0.

Tax Fees.

The aggregate fees billed in each of the last two fiscal years for professional services rendered by Berman Hopkins for tax compliance, tax advice, and tax planning: 2005: $0; and 2004: $0.

All Other Fees.

The aggregate fees billed in each of the last two fiscal years for products and services provided by Berman Hopkins, other than the services reported above: $0.

Our Audit Committee has already appointed Berman Hopkins Wright & LaHam CPAs & Associates,, LLP as the independent registered accounting firm for the fiscal year that commenced on January 1, 2009.  The board of directors of the Company has approved the decision to retain Berman Hopkins Wright & LaHam CPAs, LLP for the fiscal year then commenced.

Vote for the Proposals

The Consenting Shareholders have approved both of the Proposals by written consent, and the Proposals will be effective 20 days after this Information Statement is first mailed to our shareholders.  NO PROXIES ARE BEING REQUESTED FROM SHAREHOLDERS AND WE REQUEST THAT YOU NOT SEND PROXIES TO US.

Interest of Certain Persons in or Opposition to the Matters to be Acted Upon.

Other than their election to the offices for which they are nominated, no person has an interest in or has expressed any opposition to the matters contained in the Proposals.

Delivery of Documents:

This information statement and a copy of our most recent annual report and quarterly report are being mailed to all shareholders of record as of October 21, 2009, and will be mailed on or about October 29, 2009.  If two or more shareholders share the same address, then only one annual report and information statement will be mailed to the common address unless we have received instructions to the contrary from one of the shareholders with the common address.